UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2014

XcelMobility Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54333	98-0561888
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

303 Twin Dolphins Drive, Suite 600
Redwood City, CA	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 632-4210

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 11, 2014, XcelMobility, Inc., a Nevada corporation (the “Company”) filed a Certificate of Amendment to the Company’s Articles of Incorporation to increase the total number of authorized shares of common stock from 100,000,000 to 400,000,000 (the “Certificate of Amendment”). As disclosed in the Company’s Schedule 14C Information Statement filed with the Securities and Exchange Commission on May 23, 2014, on May 9, 2014, the board of directors of the Company and shareholders holding an aggregate of 38,352,000 shares, or approximately 52.3% of the Company’s common stock, took action by written consent for the purpose of approving the Certificate of Amendment.

A copy of the Certificate of Amendment is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events

Effective June 11, 2014, the XcelMobility, Inc. 2014 Equity Incentive Plan (the “Plan”) has been approved and adopted by the Company. As disclosed in the Company’s Schedule 14C Information Statement filed with the Securities and Exchange Commission on May 23, 2014, on May 9, 2014, the board of directors of the Company and shareholders holding an aggregate of 38,352,000 shares, or approximately 52.3% of the Company’s common stock, took action by written consent for the purpose of approving the Plan.

A copy of the Plan is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment

99.1	XcelMobility, Inc. 2014 Equity Incentive Plan

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XcelMobility Inc.,
a Nevada Corporation

Dated: June _, 2014	/s/ Ron Strauss
Ron Strauss
Chairman of the Board of Directors